UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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CARDICA, INC.
(Name of Registrant as Specified in Its Charter)

BROADFIN HEALTHCARE MASTER FUND, LTD.
BROADFIN HEALTHCARE FUND, L.P.
BROADFIN HEALTHCARE OFFSHORE FUND, LTD
BROADFIN ADVISORS, LLC
BROADFIN CAPITAL, LLC
KEVIN KOTLER
GREGORY D. CASCIARO
R. MICHAEL KLEINE
SAMUEL E. NAVARRO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Broadfin Capital, LLC together with its affiliates (“Broadfin”) and the participants named herein, has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of Broadfin’s slate of three highly-qualified director nominees to the Board of Directors of Cardica, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2014 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On October 23, 2014, Broadfin issued the following press release:

Broadfin Files Proxy Materials Seeking Election of Three Directors to Cardica's Board

- Cites myriad of strategic, operational, communication and financial failures under current management and Board

- States that two new Board additions fall short of the change needed on the Board

- Notes overly optimistic forecasts and inability to capitalize on competitive advantages of Cardica's valuable technology continue to cause material destruction of shareholder value

- Believes Broadfin's independent, experienced candidates have the necessary skills and expertise to ensure proper execution and positively impact shareholder value

NEW YORK, Oct. 23, 2014 -- Broadfin Capital, LLC (together with its affiliates, “Broadfin”), a $1 billion AUM, value-oriented healthcare fund in its tenth year of operation and beneficial owner of approximately 17.3% of the shares (on an as-converted basis) of Cardica, Inc. (“Cardica” or the “Company”) (Nasdaq: CRDC), filed preliminary proxy materials with the U.S. Securities and Exchange Commission to seek the election of its three highly-qualified independent candidates to the Board of Directors of Cardica (the “Board”) at the upcoming Annual Meeting of Cardica’s shareholders on December 11, 2014.

In its proxy materials, Broadfin highlighted the strategic, operational and financial failures of the current Board and management of Cardica, resulting in the continued material destruction of shareholder value. Cardica is plagued by continued operational missteps, missed expectations, wildly inconsistent investor communications and ineffective oversight. Broadfin believes there is still an opportunity to reverse Cardica’s historical underperformance and create significant shareholder value under the oversight of an improved Board.

“Shareholders have suffered through a long period of material underperformance due to management’s penchant for overly optimistic expectations and repeated inability to capitalize on the competitive advantages of Cardica’s unique and valuable MicroCutter ‘staple-on-strip’ technology,” said Kevin Kotler, Managing Partner of Broadfin. “It is time for new leadership. The Board’s recent reactive addition of two new directors does not go far enough in building the strong, diverse, experienced and independent group of directors that are best positioned to lead our Company. Greg Casciaro, Michael Kleine and Sam Navarro possess deep operational and capital markets expertise and have a track record of successfully launching new commercial technologies into the surgical markets that will prove invaluable to Cardica’s product development and commercialization plan.”

“This Board has long failed to properly oversee the business and hold management accountable for their persistent missteps and lack of an objective business plan.  It is time that shareholders elect a Board that will work for us, the owners of Cardica,” concluded Mr. Kotler.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Broadfin Capital LLC, together with the other participants named herein (collectively, “Broadfin”), has made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its slate of three director nominees at the 2014 annual meeting of shareholders of Cardica, Inc. (the “Company”).

BROADFIN ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THESE MATERIALS WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are Broadfin Healthcare Master Fund, Ltd. (“Broadfin Master”), Broadfin Healthcare Fund, L.P. (“Broadfin LP”), Broadfin Healthcare Offshore Fund, Ltd (“Broadfin Offshore”), Broadfin Advisors, LLC (“Broadfin Advisors”), Broadfin Capital, LLC (“Broadfin Capital”), Kevin Kotler, Gregory D. Casciaro, R. Michael Kleine and Samuel E. Navarro (collectively, the “Participants”).

As of the date hereof, Broadfin Master beneficially owned 8,874,992 shares of Common Stock. Each of Broadfin LP and Broadfin Offshore, as feeder funds of Broadfin Master, may be deemed to beneficially own the 8,874,992 shares of Common Stock owned by Broadfin Master. Broadfin Advisors, as the general partner of Broadfin LP, may be deemed to beneficially own the 8,874,992 shares of Common Stock owned by Broadfin Master. Broadfin Capital, as the investment manager of Broadfin Master, may be deemed to beneficially own the 8,874,992 shares of Common Stock owned by Broadfin Master.  Mr. Kotler, as the managing member of Broadfin Capital, may be deemed to beneficially own the 8,874,992 shares of Common Stock owned by Broadfin Master. As of the date hereof, none of Messrs. Casciaro, Kleine, and Navarro directly owned any shares of Common Stock.

About Broadfin Capital:

Broadfin Capital, LLC (“Broadfin Capital”) is a global equity healthcare asset manager founded in 2005. The Managing Partner and Portfolio Manager of the firm is Kevin Kotler whose career has been focused on analyzing and investing in medical technology companies. Broadfin Capital invests in all the major subsectors of the healthcare industry and has a fundamental, value-oriented investment strategy coupled with a long-term investment horizon.

Investor Contacts

Kevin Kotler, Broadfin Capital, LLC
212-808-2460

William P. Fiske, Georgeson Inc.
201-222- 4250

Rajeev Kumar, Georgeson Inc.
201-222-4226